                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           CRYENCO SCIENCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                             CRYENCO SCIENCES, INC.

                               3811 JOLIET STREET
                             DENVER, COLORADO 80239

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 25, 1996

                            ------------------------

To the Stockholders of
CRYENCO SCIENCES, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cryenco Sciences, Inc. (the "Company") will be held on Thursday, January 25, 1996 at 10:00 a.m. local time at the Harvard Club, 27 West 44th Street, New York, New York 10036, for the following purposes:

        1.  to elect a board of eight directors;

        2.  to approve the 1995 Incentive and Non-Qualified Stock Option Plan;

        3. to ratify the appointment of Ernst & Young LLP as independent auditors for the 1996 fiscal year; and

        4. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The close of business on December 11, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder of the Company for any purpose germane to the meeting during ordinary business hours at the offices of the Company for the ten-day period prior to the meeting.

    YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                           By Order of the Board of Directors,

                                                          [SIG]

                                                      JAMES A. RAABE
                                                        SECRETARY

Denver, Colorado
December 18, 1995

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                             CRYENCO SCIENCES, INC.

                             ---------------------

                                PROXY STATEMENT

                            ------------------------

INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Cryenco Sciences, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Harvard Club, 27 West 44th Street, New York, New York 10036, on January 25, 1996 at 10:00 a.m. local time, and at any adjournment or adjournments thereof. The Company operates primarily through its wholly-owned subsidiary, Cryenco, Inc. Except where otherwise indicated, references to the Company include its consolidated subsidiary.

    All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted in accordance with the recommendations of the Board as indicated in this Proxy Statement. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the meeting of the person appointing a proxy will not revoke the appointment.

    The mailing address of the Company's principal executive offices is 3811 Joliet Street, Denver, Colorado 80239. This Proxy Statement and the accompanying proxy card are being mailed to stockholders of the Company on or about December 20, 1995.

    Only holders of the Company's Class A common stock, par value $.01 per share (the "Common Stock"), of record at the close of business on December 11, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment or adjournments of such meeting. There were 6,916,197 shares of Common Stock outstanding on the Record Date. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information as of the Record Date (except as otherwise footnoted below) as to shares of the Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock.

                                                                                            PERCENTAGE OF
                                                                            SHARES OWNED     OUTSTANDING
                            NAME AND ADDRESS                               BENEFICIALLY (1)  COMMON STOCK
-------------------------------------------------------------------------  --------------  ---------------
Mezzanine Capital Corporation Limited (in
 liquidation) (2)(3)(4)..................................................        745,645          10.7%
 c/o Capital House
 Administrators (CI) Limited
 P.O. Box 189
 Bath Street, St. Helier
 Jersey Channel Islands
Alfred Schechter (5)(6)..................................................        285,853           4.1%
 c/o Charterhouse Group International, Inc.
 535 Madison Avenue
 New York, NY 10022-4299

                                                                                            PERCENTAGE OF
                                                                            SHARES OWNED     OUTSTANDING
                            NAME AND ADDRESS                               BENEFICIALLY (1)  COMMON STOCK
-------------------------------------------------------------------------  --------------  ---------------
Don M. Harwell (7).......................................................        599,193           8.6%
 c/o Cryenco, Inc.
 3811 Joliet Street
 Denver, CO 80239
Globe Venture Nominees Limited, on behalf of The
 Mineworkers' Pension Scheme and The British Coal
 Staff Superannuation Scheme (8).........................................         55,100          *
 Hobard House, Grosvenor Place
 London, SW1X 7AD, England
Electra Investment Trust P.L.C. (8)......................................        165,709           2.4%
 Electra House, Temple Place,
 Victoria Embankment
 London WC2R 3HP, England
Slough Parks Holdings Incorporated (8)...................................         55,100          *
 33 West Monroe Street, Suite 2610
 Chicago, IL 60603-2409
Mezzanine Capital Corporation............................................         13,750          *
 Limited (2)(8)
 85 Watling Street
 London EC4M 9BJ, England
Charterhouse Finance Corporation Limited (8).............................         22,080          *
 c/o Charterhouse Group International, Inc.
 535 Madison Avenue
 New York, NY 10022-4299
Merifin Capital N.V. (8).................................................        127,169           1.8%
 c/o Finabel S.A.
 254 Route de Lausanne
 CH-1292 Geneva-Chambesy
 Switzerland
Charterhouse Group International, Inc. (3)(5)(8).........................        206,650           3.0%
 535 Madison Avenue
 New York, NY 10022-4299
Jerome L. Katz (5).......................................................        126,356           1.8%
 c/o Charterhouse Group International, Inc.
 535 Madison Avenue
 New York, NY 10022-4299
Zesiger Capital Group LLC (9)............................................      1,126,480          16.3%
 320 Park Avenue
 New York, NY 10022

------------------------
*   Less than 1%

(1) Except as otherwise indicated in the following footnotes, each of the persons listed in the table owns the shares of Common Stock opposite his or its name and has sole voting and dispositive power with respect to such shares.

(2) Mezzanine Capital Corporation Limited (in liquidation), a Cayman Islands corporation ("MCC"), is a separate and distinct corporation from Mezzanine Capital Corporation, a corporation organized under the laws of England and Wales ("Mezzanine") (referred to in this table below).

(3) Charterhouse Group International, Inc. ("Charterhouse") is a party to an investment advisory agreement with MCC pursuant to which Charterhouse provides investment advice to MCC, including advice as to its investment in the Common Stock, but does not have the power to vote or dispose of any such investment on MCC's behalf. By reason of the foregoing, Charterhouse may be considered to have shared power to vote and dispose of the shares of Common Stock held by MCC and, therefore, for purposes of the United States Securities and Exchange Commission (the "Commission") regulations, may be deemed to be the beneficial owner of those shares. Charterhouse disclaims beneficial ownership of the shares of Common Stock held by MCC.

(4) Includes 45,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to warrants.

(5) Messrs. Schechter and Katz are directors of Charterhouse and Mr. Katz is an officer of Charterhouse. Both disclaim ownership of the shares of Common Stock of which Charterhouse may be deemed to be the beneficial owner.

(6) Includes 83,531 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to warrants and 12,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon exercise of stock options. Does not include 100,000 shares of Common Stock which Mr. Schechter gifted to The Schechter Foundation, Inc. (the "Schechter Foundation"). Mr. Schechter is the president of the Schechter Foundation and retains voting and dispositive power with respect to the gifted shares. Nevertheless, Mr. Schechter has no beneficial interest in the Schechter Foundation and he disclaims beneficial ownership of the gifted shares.

(7) Includes 75,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to warrants. Does not include 10,000 shares of Common Stock which Mr. Harwell gifted to The Harwell Family Foundation (the "Harwell Foundation"). Mr. Harwell is a director of the Harwell Foundation and retains voting and dispositive power with respect to the gifted shares. Mr. Harwell has no beneficial interest in the Harwell Foundation and he disclaims beneficial ownership of the gifted shares.

(8) Charterhouse holds no shares of Common Stock in its own name. Charterhouse is a party to investment management agreements with Electra Investment Trust P.L.C. ("Electra"), Globe Venture Nominees Limited ("Globe"), Slough Parks Holdings Incorporated ("Slough"), Mezzanine, Charterhouse Finance Corporation Limited ("CFC") and Merifin Capital N.V. ("Merifin"), pursuant to which Charterhouse manages certain investments, including the investment in all or a portion of the shares of Common Stock referred to above, on behalf of these companies. In connection therewith, Charterhouse was granted authority to vote and dispose of these investments. However, the above referenced companies also retained voting and dispositive power with respect to these investments. For purposes of the Commission regulations, Charterhouse may be deemed to be the beneficial owner of those shares (an aggregate of 206,650 shares or 3.0% of the issued and outstanding shares of Common Stock). Electra, Globe, Slough, Merifin and CFC (which owns non-voting stock) own, in the aggregate, 78.5% of the issued and outstanding shares of capital stock of Charterhouse.

(9) Zesiger Capital Group LLC ("Zesiger") disclaims beneficial ownership of all of these shares. Such shares are held in discretionary accounts which Zesiger manages. The foregoing is based upon information set forth in an Amendment to Schedule 13G, dated November 8, 1995, filed by Zesiger with the Commission.

    The following table sets forth certain information as of the Record Date, as to shares of Common Stock beneficially owned by the Company's directors (all of whom are nominees for directors), the Chief Executive Officer of the Company, the other executive officers of the Company and the directors and executive officers of the Company as a group.

                                                                         SHARES OF COMMON
                                                                        STOCK BENEFICIALLY   PERCENTAGE OF
NAME OF                                                                    OWNED ON THE       OUTSTANDING
BENEFICIAL OWNER                                                         RECORD DATE (1)     COMMON STOCK
----------------------------------------------------------------------  ------------------  ---------------
Alfred Schechter......................................................       285,853(2)(3)          4.1%
Don M. Harwell........................................................       599,193(4)             8.6%
Dale A. Brubaker......................................................        31,000(5)            *
James A. Raabe........................................................         8,000(6)            *
Russell R. Haines.....................................................         6,000(7)            *
Jerome L. Katz........................................................       126,356(2)             1.8%
William P. Phelan.....................................................         7,250(7)            *
Burton J. Ahrens......................................................        25,106(8)            *
Ajit G. Hutheesing....................................................       160,000(9)             2.3%
All directors and officers as a group (nine persons)..................     1,122,402(10)           15.4%

------------------------
*   Less than 1%

(1) Except as otherwise indicated in the following footnotes, each of the persons listed in the table owns the shares of Common Stock opposite his name and has sole voting and dispositive power with respect to such shares of Common Stock.

(2) See footnote 5 to the first table set forth above under the heading Security Ownership of Certain Beneficial Owners, Directors and Executive Officers with respect to voting and dispositive power concerning the shares of Common Stock.

(3) Includes 83,531 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to warrants and 12,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon exercise of stock options. Does not include 100,000 shares of Common Stock which Mr. Schechter gifted to the Schechter Foundation. Mr. Schechter is the president of the Schechter Foundation and retains voting and dispositive power with respect to the gifted shares. Nevertheless, Mr. Schechter has no beneficial interest in the Schechter Foundation and he disclaims beneficial ownership of the gifted shares.

(4) Includes 75,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to warrants. Does not include 10,000 shares of Common Stock which Mr. Harwell gifted to the Harwell Foundation. Mr. Harwell is a director of the Harwell Foundation and retains voting and dispositive power with respect to the gifted shares. Mr. Harwell has no beneficial interest in the Harwell Foundation and he disclaims beneficial ownership of the gifted shares.

(5) Includes 30,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon the exercise of stock options.

(6) These shares of Common Stock may be deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon the exercise of stock options.

(7) Includes 3,500 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon the exercise of stock options.

(8) Includes 16,106 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to warrants. Does not include 2,000 shares of Common Stock owned by Mr. Ahrens' sons. Mr. Ahrens disclaims beneficial ownership of the shares owned by his sons.

(9) These shares of Common Stock may be deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon exercise of warrants.

(10) Includes 57,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon exercise of stock options and 334,637 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to warrants. Does not include 100,000 shares of Common Stock which Mr. Schechter gifted to the Schechter Foundation (see footnote 3 above), 10,000 shares of Common Stock which Mr. Harwell gifted to the Harwell Foundation (see footnote 4 above) and 2,000 shares of Common Stock owned by Mr. Ahrens' sons (see footnote 8 above).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Alfred Schechter, who is the Chairman of the Board, Chief Executive Officer and President of the Company and Chairman of the Board and Chief Executive Officer of Cryenco, Inc., is also a director of Charterhouse. Jerome L. Katz, who is a director of the Company, is also a director and the President of Charterhouse.

    On August 30, 1991, the Company entered into a financial consulting services agreement with Charterhouse, pursuant to which Charterhouse agreed to provide a variety of financial consulting services to the Company. These services include advice and assistance in connection with the preparation of financial budgets, forecasts, cash flow projections and return on investment analysis relating to capital expenditures; services relating to the Company's banking relationships including advice and assistance in connection with the financing and refinancing of corporate indebtedness; analysis, from both a financial and operational standpoint, in connection with the Company's entering into additional business areas as well as the consolidation or elimination of existing business operations; and other miscellaneous services and advice primarily of a financial nature. The agreement has an initial term of five years and is automatically renewed on a year-to-year basis unless either party gives 60 days written notice prior to the end of the initial term or any renewal term. The agreement provides for an annual fee of $125,000 payable in monthly installments. As of August 31, 1995, the Company was in arrears with respect to these payments in the aggregate amount of $324,000.

    In March 1993, the Company's principal stockholders, namely Alfred Schechter, Don M. Harwell and MCC, agreed to lend to the Company an aggregate of $650,000, $325,000 of which was advanced in March 1993 and $325,000 of which was advanced in May 1993. These stockholder loans were subordinated to the Company's indebtedness to Chemical Bank and The CIT Group/Equity Investments, Inc. ("CIT"), bore interest at 12% per annum and were to become due at such time as Chemical Bank and CIT were paid the balance of amounts which they deferred receipt of, but no later than September 30, 1997. In consideration for the stockholder loans, the Company issued warrants with a fair value of $55,000 as determined by an independent appraiser, to purchase 130,000 shares of Common Stock (50,000 to each of Messrs. Schechter and Harwell and 30,000 to MCC), at an initial exercise price of $8.85 per share, such price being the average closing price of the Company's Common Stock during the ten trading days prior to the stockholder loan advances made on March 12, 1993, which price was adjusted to $7.90 per share pursuant to certain price adjustment provisions contained in the warrants.

    In April 1994, the Company entered into an Exchange Agreement with Messrs. Schechter and Harwell and MCC to exchange the junior subordinated indebtedness and the current interest notes related thereto for Series A Preferred Stock of the Company (the "Exchange"). At April 13, 1994, the

Company exchanged $450,000 of the junior subordinated indebtedness for Series A Preferred Stock, and on August 17, 1994 the remaining $228,000 of indebtedness was exchanged. The Series A Preferred Stock provides for a dividend of 12% per annum through August 31, 1995, increasing 1% per annum thereafter to a maximum of 18%. Dividends in excess of 12% per annum are not paid in cash, but are paid by issuing additional shares of Series A Preferred Stock. In consideration for the Exchange, on January 26, 1995, the Company issued five-year warrants to purchase 65,000 shares of the Company's Common Stock, at an exercise price of $3.55 per share, such price being the average of the closing prices of the Company's Common Stock during the ten trading days prior to the Exchange.

    In June 1994, the Company entered into an arrangement with Cryogenic TADOPTR Company, L.P., a New York limited partnership ("CTCLP"), in which CTCLP would contribute $780,000 to the Company for the development of a 500 gallon per day Thermo-Acoustic Driven Orifice Pulse Tube Refrigerator (TADOPTR). In exchange for this funding, the Company issued warrants to purchase 200,000 shares of Common Stock at $3.00 per share, and entered into a Royalty Rights and Technology Development Agreement with CTCLP pursuant to which royalties of between 1% and 5% of net revenues from the sale of TADOPTRs will be paid to CTCLP until CTCLP receives an aggregate of $1,600,000, after which the royalties decrease to between 0.6% and 0.75%. The royalties are payable for a period of 20 years from the execution of the agreement. In addition, CTCLP was given a security interest in the Company's rights in the TADOPTR to secure the royalty payments. The Company is obligated to spend funds provided by CTCLP for the development of a 500 gallon per day TADOPTR over a period of 12 to 18 months. For the years ended August 31, 1995 and 1994, the Company incurred approximately $515,000 and $265,000, respectively, in costs for this development, for which it has been fully reimbursed. CTCLP has the right to designate one member of the Board for a period of 18 months from June 1994. Burton J. Ahrens has been so designated.

    Cryogenic TADOPTR Corporation ("CTC") is the sole general partner of CTCLP. Burton J. Ahrens, who is a director of the Company, is the majority shareholder, director and president of CTC. Mr. Ahrens is also the President of The Edgehill Corporation which received a fee of $35,000 in connection with the TADOPTR financing. Pursuant to the agreement with CTCLP, Mr. Ahrens was elected to the Board upon completion of the TADOPTR financing. CTC invested $55,000 in CTCLP and received a warrant to purchase 18,406.25 shares of Common Stock exercisable on June 8, 1995 and the right to receive a proportionate share of the royalties to be paid pursuant to the Royalty Rights and Technology Development Agreement. Mr. Alfred Schechter invested $35,000 in CTCLP and received a warrant to purchase 8,531.25 shares of Common Stock exercisable on June 8, 1995 and the right to receive a proportionate share of the royalties to be paid pursuant to the Royalty Rights and Technology Development Agreement.

    In November 1994, the Company entered into a Purchase Agreement with International Capital Partners, Inc. ("ICP") and the Purchasers named therein (the "Purchasers") pursuant to which the Company agreed to sell an aggregate of 800,000 shares of Common Stock and five year warrants to purchase 700,000 shares of Common Stock. The purchase price for each share of Common Stock and each warrant to purchase 7/8ths of a share of Common Stock was $3.33 and the initial exercise price for each warrant was $4.00 per share. The Company completed the sale of 580,000 shares of Common Stock and warrants to purchase 507,503 shares of Common Stock for an aggregate purchase price of $1,931,400 on December 20, 1994. The remaining 220,000 shares of Common Stock and warrants to purchase 192,497 shares of Common Stock were sold on January 30, 1995 for an aggregate purchase price of $732,600. So long as the Purchasers and ICP own at least 300,000 shares of Common Stock, they have the right to designate one member of the Board who is also entitled to serve on the Company's Compensation Committee. Ajit G. Hutheesing has been so designated.

    Mr. Ajit G. Hutheesing, who became a director of the Company in December 1994, is the Chairman and Chief Executive Officer of ICP Investments, Inc. ("ICP Investments") in which he owns a 42.22% interest. Mr. Hutheesing is also the Chairman and Chief Executive Officer of ICP in which he owns a 42.22% interest. ICP Investments is an affiliate of ICP. ICP Investments received an aggregate fee of $186,480 (seven percent of the aggregate purchase price) in connection with the sale of the Common Stock and warrants to the Purchasers. Additionally, ICP received warrants from the Purchasers to purchase an aggregate of 160,000 shares of Common Stock, which warrants were included in the aggregate number of warrants issued to the Purchasers.

    The Edgehill Corporation received a broker's fee in connection with the sale of the Common Stock and warrants to the Purchasers consisting of $50,000 and a warrant to purchase 25,000 shares of Common Stock at an exercise price of $4.00 per share.

    On May 18, 1995, the Company agreed, among other things, to reduce the exercise price of the warrants sold to the Purchasers to $3.00 per share and the Purchasers agreed to exercise a portion of the warrants. On June 8, 1995, the Purchasers exercised warrants to purchase 539,900 shares of Common Stock, from which the Company realized net proceeds of approximately $1,600,000.

                            ------------------------

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

    Upon the recommendation of the Board, eight directors, constituting the entire Board, are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. All of the nominees are at present directors of the Company. Should any of the nominees be unable to serve or refuse to serve as a director (an event which the Board does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees.

                                                                                                DIRECTOR
   NAME OF NOMINEE (AGE)                            PRINCIPAL OCCUPATION                          SINCE
----------------------------  ----------------------------------------------------------------  ---------
Alfred Schechter (75)         Chairman of the Board, Chief Executive Officer and President of     1992
                              the Company; Chairman of the Board and Chief Executive Officer
                              of Cryenco, Inc.
Don M. Harwell (54)           Vice President and Director of the Company; Vice Chairman and       1992
                              Director of Cryenco, Inc.
Dale A. Brubaker (47)         President and Chief Operating Officer of Cryenco, Inc.; Director    1993
                              of the Company
Russell R. Haines (68)        Retired                                                             1992
Jerome L. Katz (61)           President of Charterhouse Group International, Inc.                 1992
William P. Phelan (39)        President, Chatham Capital Management, Inc.                         1992
Burton J. Ahrens (58)         President of The Edgehill Corporation, Counsel to the law firm      1994
                              Rubin Baum Levin Constant & Friedman
Ajit G. Hutheesing (59)       Chairman and Chief Executive Officer, International Capital         1994
                              Partners, Inc.

    ALFRED SCHECHTER has been Chairman of the Board and Chief Executive Officer of Cryenco, Inc. since September 1991 and Chairman of the Board, Chief Executive Officer and President of the Company since February 11, 1992. Mr. Schechter has been a Director of Charterhouse since 1985. Mr. Schechter served as Chairman of the Board and Chief Executive Officer of Charter-Crellin, Inc., a designer, manufacturer and marketer of proprietary injected molded plastic products, from 1985 to 1989 and as Chairman of the Board and Chief Executive Officer of Paco Pharmaceutical Services, Inc., a pharmaceutical contract packaging company, from 1975 to 1988. Mr. Schechter is also a member of The Advisory Board of The Recovery Group, L.P., which invests in debt and equity securities of distressed companies. Mr. Schechter has held the positions of Chairman of Stanley Interiors Corporation, a manufacturer of home furnishings, Vice Chairman of Joseph Kirschner Company, Inc., a manufacturer of processed meat products, and Director of WDP, Inc., a brick refractory servicing the steel industry, Dreyers Grand Ice Cream, Inc., a manufacturer of ice cream products, Marathon Enterprises Inc., a manufacturer of processed meat products, and Garden America Corporation, a manufacturer and distributor of garden products.

    DON M. HARWELL has been Vice Chairman of Cryenco, Inc. since May 1993, and a Director of Cryenco, Inc. since 1978. Mr. Harwell was President and Chief Operating Officer of Cryenco, Inc. from 1982 to April 1993. Mr. Harwell has been Vice President and a Director of the Company since February 11, 1992.

    DALE A. BRUBAKER has been President and Chief Operating Officer of Cryenco, Inc. since May 1993 and has been a Director of the Company since July 1993. Mr. Brubaker served as a Vice President in various capacities of Cryenco, Inc. from October 1991 until he became President. Mr. Brubaker was President of Brubaker Software, Inc., a developer of software, from 1983 to 1991 and President of Richmond-LOX Equipment Co., a cryogenic equipment manufacturer, from 1986 to 1988. Mr. Brubaker was also Vice President -- Finance of Richmond Tank Car Company from 1982 to 1983.

    RUSSELL  R. HAINES has been a Director  of the Company since March 1992. Mr.
Haines was Chairman of the Board and Chief Executive Officer of Paco Pharmaceutical Services, Inc., a pharmaceutical contract packaging company, from 1988 to April 1995 and was President and Chief Operating Officer of Paco from 1975 to 1988.

    JEROME L. KATZ had been a Director and Chairman of the Board of Directors of Gulf & Mississippi Corporation, the predecessor of the Company, since its incorporation and has been a Director of the Company since February 11, 1992. Mr. Katz has been President of Charterhouse since October 1984 and was Executive Vice President of Charterhouse from 1973 through October 1984. Mr. Katz is also a Director of Charter Power Systems, Inc., a manufacturer of battery power systems, and Dreyers Grand Ice Cream, Inc., a manufacturer of ice cream products.

    WILLIAM P. PHELAN has been a Director of the Company since March 1992. Mr. Phelan has been President of Chatham Capital Management, Inc. a private equity capital firm, since January 1995. Mr. Phelan is also the Vice President of Industry Strategy for Florists Transworld Delivery, Inc. ("FTD"), a position he has held since December 1995. Mr. Phelan has been a Director of FTD since December 1994. Mr. Phelan was a Partner in Fleet Equity Partners, a private equity capital firm, from January 1992 to December 1994 and was Senior Vice President of Cowen & Company, an investment banking firm, from May 1988 to December 1991. Mr. Phelan was Vice President of First Albany Corporation, a regional investment banking firm, from January 1985 through April 1988.

    BURTON J. AHRENS has been a Director of the Company since June 1994. Mr. Ahrens has been President of The Edgehill Corporation, a provider of venture capital and financial consulting services, since its formation in 1992. Additionally, Mr. Ahrens is currently counsel to the law firm Rubin Baum Levin Constant & Friedman, a position he has held since 1993. Mr. Ahrens was counsel to the law firm Hertzog, Calamari & Gleason from 1992 to 1993. Mr. Ahrens was a member of the law firm Spengler Carlson Gubar Brodsky & Frischling from 1989 to 1992.

    AJIT G. HUTHEESING has been a director of the Company since December 1994. Mr. Hutheesing has been Chairman and Chief Executive Officer of ICP, which specializes in providing expansion and acquisition capital and advisory services to smaller growth companies, since its inception in 1988. Mr. Hutheesing is also the Chairman and Chief Executive Officer of ICP Investments, an affiliate of ICP. Mr. Hutheesing is a Director of Counsel Corporation, a health care and real estate management corporation. Mr. Hutheesing is also a Director of Shared Technology Inc., a telecommunications corporation.

    THESE INDIVIDUALS WILL BE PLACED IN NOMINATION FOR ELECTION TO THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY SIGNED PROXY CARDS RETURNED WILL BE VOTED "FOR" THE ELECTION OF THESE NOMINEES UNLESS AN INSTRUCTION TO THE CONTRARY IS INDICATED ON THE PROXY CARD.

                            ------------------------

REQUIRED VOTE

    The affirmative vote of the holders of a plurality of the shares of Common Stock present, in person or by proxy, and entitled to vote on this matter at the Annual Meeting is required to elect directors.
                            ------------------------

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

    The Audit Committee of the Board is currently composed of two members, Messrs. Haines and Phelan. This Committee is charged with meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls, receiving and reviewing the recommendations of the independent auditors, recommending the appointment of auditors and reviewing the scope of the audit and the compensation of the independent auditors, reviewing consolidated financial statements and, generally, reviewing the Company's accounting policies and resolving potential conflicts of interests. The Audit Committee held one meeting during the fiscal year ended August 31, 1995 in which the Committee members participated by means of telephone conference.

    The Compensation Committee is currently composed of Messrs. Katz, Haines and Hutheesing. This Committee is charged with making recommendations regarding the compensation of senior management personnel and granting of options pursuant to the Company's stock option plans. The Compensation Committee held one meeting during the fiscal year ended August 31, 1995 in which the Committee members participated by means of telephone conference.

    During the fiscal year ended August 31, 1995, the Board of Directors of the Company held five meetings, including one meeting in which Board members participated by means of telephone conference. All other action taken by the Board was by the unanimous consent of the members after review of proposals circulated to each member. All directors attended in excess of 75% of the meetings of the Board of Directors and the Committees of the Board on which he served during the past fiscal year.

    The Company pays a director's fee of $2,500 per meeting to each of Messrs. Haines, Phelan and Hutheesing. Additionally, the Company pays $2,500 per annum to each of Messrs. Haines and Phelan for their services on the Audit Committee and the Company pays $2,500 per annum to Mr. Haines for his services on the Compensation Committee. Messrs. Schechter, Harwell, Brubaker, Katz and Ahrens do not receive compensation for their services as directors of the Company or its wholly-owned subsidiary, Cryenco, Inc. The Company does not now, and did not during the past fiscal year, have a standing nominating committee.

                             EXECUTIVE COMPENSATION

    The Summary Compensation Table below sets forth certain information concerning the annual and long-term compensation paid or accrued to the Chief Executive Officer of the Company and the next two most highly compensated executive officers for services rendered to the Company and its subsidiaries during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERM
                                                                                                       COMPENSATION
                                                                                           ANNUAL      ------------
                                                                                        COMPENSATION    SECURITIES     ALL OTHER
                                                                                        ------------    UNDERLYING    COMPENSATION
                          NAME AND PRINCIPAL POSITION                             YEAR   SALARY ($)    OPTIONS (#)       ($)(1)
--------------------------------------------------------------------------------  ----  ------------   ------------   ------------
Alfred Schechter,                                                                 1995    135,000       12,000(2)        1,000
 Chairman of the Board, Chief Executive Officer and President of the Company;     1994    120,000        --              1,000
 Chairman of the Board and Chief Executive Officer of Cryenco, Inc.               1993    120,000        --              --
Dale A. Brubaker,                                                                 1995    150,000       12,000(2)        1,000
 President and Chief Operating Officer of Cryenco, Inc.                           1994    135,139        6,000(3)        1,000
                                                                                  1993    114,333       12,000(4)          244
James A. Raabe (5),                                                               1995    100,000        5,000(2)        1,000
 Vice President, Chief Financial Officer, Treasurer and Secretary of the          1994     38,082        3,000(6)        --
 Company; Vice President, Chief Financial Officer, Treasurer and Secretary of
 Cryenco, Inc.

------------------------
(1) Relates to amounts contributed by the Company on behalf of the executive officers to the Company's defined contribution plan. See "Profit Sharing Plan."

(2) Such  option was granted on November 8,  1994 pursuant to the Company's 1992
    Employee  Incentive  and   Non-Qualified  Stock  Option   Plan  and   became
    exercisable November 1, 1995.

(3) Such  option was granted on November 15, 1993 pursuant to the Company's 1992
    Employee  Incentive  and   Non-Qualified  Stock  Option   Plan  and   became
    exercisable November 1, 1994.

(4) Such  option was  granted on  June 15, 1993  pursuant to  the Company's 1992
    Employee  Incentive  and   Non-Qualified  Stock  Option   Plan  and   became
    exercisable June 1, 1994.

(5) James A. Raabe became Vice President and Chief Financial Officer of Cryenco, Inc. and Chief Financial Officer of the Company in July 1994. He became Vice President of the Company and Treasurer of Cryenco, Inc. in January 1995 and Secretary and Treasurer of the Company and Secretary of Cryenco, Inc. in July 1995. Mr. Raabe was employed by Cryenco, Inc. in March 1994 as Financial Manager. Mr. Raabe was previously employed by Stanley Aviation Corporation, a manufacturer of aerospace products, from 1977 to 1993, where he was Vice President -- Finance, Corporate Secretary and a Director of the company. Mr. Raabe is a Certified Public Accountant.

(6) Such  option was  granted on  June 1,  1994 pursuant  to the  Company's 1992
    Employee  Incentive  and   Non-Qualified  Stock  Option   Plan  and   became
    exercisable June 1, 1995.

    The following table sets forth certain information with respect to options to purchase the Company's Common Stock granted in fiscal year 1995 under the Company's 1992 Employee Incentive and Non-Qualified Stock Option Plan for the executive officers named in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                       --------------------------------------------------------------    ANNUAL RATES OF
                         NUMBER OF                                                         STOCK PRICE
                         SECURITIES    PERCENT OF TOTAL                                  APPRECIATION FOR
                        UNDERLYIONG     OPTIONS GRANTED                                    OPTION TERM
                          OPTIONS       TO EMPLOYEES IN   EXERCISE PRICE   EXPIRATION  --------------------
        NAME           GRANTED (#)(1)     FISCAL YEAR        ($/SHARE)        DATE      5% ($)     10% ($)
---------------------  --------------  -----------------  ---------------  ----------  ---------  ---------
Alfred Schechter           12,000(2)            20.7              5.38       10/31/01     90,842    125,809
Dale A. Brubaker           12,000               20.7              5.38       10/31/01     90,842    125,809
James A. Raabe              5,000                5.2              5.38       10/31/01     22,711     31,452

------------------------
(1) Options became exercisable November 1, 1995.

(2) Does not include a warrant issued to Mr. Schechter in connection with the Exchange. See "Certain Relationships and Related Transactions."

    The following table details the value on August 31, 1995 of options to purchase Common Stock held by the executive officers named in the Summary Compensation Table above.

                       FISCAL YEAR END OPTION VALUES (1)

                                 NUMBER OF SECURITIES
                            UNDERLYING UNEXERCISED OPTIONS    VALUE OF UNEXERCISED IN-THE-MONEY
                                  AT AUGUST 31, 1995            OPTIONS AT AUGUST 31, 1995(2)
                          ----------------------------------  ----------------------------------
          NAME            EXERCISABLE (#)  UNEXERCISABLE (#)  EXERCISABLE ($)  UNEXERCISABLE ($)
------------------------  ---------------  -----------------  ---------------  -----------------
Alfred Schechter (3)            --                12,000            --                --
Dale A. Brubaker                18,000            12,000            --                --
James A. Raabe                   3,000             5,000             3,750            --

------------------------
(1) There were no options exercised by the Company's executive officers during the fiscal year ended August 31, 1995.

(2) Based on the closing price of the Company's Common Stock on the NASDAQ National Market System on August 31, 1995, which was $4.25.

(3) Does not include warrants issued to Mr. Schechter in connection with (i) his investment in CTCLP, (ii) the stockholder loans or (iii) the Exchange. See "Certain Relationships and Related Transactions."

    EMPLOYMENT AGREEMENTS. Mr. Schechter has entered into an employment agreement with the Company which continues through August 31, 1996, and provides for annual renewals thereafter unless sooner terminated by either party. Under the agreement, Mr. Schechter may not compete with the Company during the term of the agreement and for two years after its termination under certain circumstances. Mr. Schechter's employment agreement also requires him to devote such time to the Company and its affiliates as the Board shall request and as is reasonably necessary to enable him to fulfill his duties. The agreement provides for a minimum annual base salary of $120,000. As of September 1, 1995, Mr. Schechter's annual salary was increased to $150,000 from $135,000 for the previous fiscal year. Mr. Schechter is also entitled to bonus compensation at the discretion of the

Board, as well as participation in all pension, profit-sharing, retirement, health, insurance and other benefit programs available to other executive management employees of the Company. In the event Mr. Schechter's employment is terminated without "cause" (as defined in his employment agreement) by the Company or by Mr. Schechter for "good reason" (as defined in his employment agreement), then he will be entitled to receive his continuing base salary through the end of the initial five-year term or any renewal term, as applicable.

    Mr. Brubaker entered into an amended and restated employment agreement with the Company on January 18, 1995. This agreement continues through August 31, 1996 (the "Initial Term"), and provides for annual renewals (each a "Renewal Term") thereafter unless sooner terminated by either party. Under the agreement, Mr. Brubaker may not compete with the Company during the term of the agreement and for two years after its termination under certain circumstances. The agreement requires Mr. Brubaker to devote all of his business time to the business and affairs of the Company and its affiliates and provides for a minimum annual salary of $150,000. As of September 1, 1995, Mr. Brubaker's annual salary was increased to $165,000. Mr. Brubaker is entitled to participate in all pension, profit-sharing, retirement, health, insurance and other welfare and employee benefit plans for which he is eligible and which are made available to other executive management employees of the Company. In the event Mr. Brubaker's employment is terminated without "cause" (as defined in his employment agreement) by the Company or by Mr. Brubaker for "good reason" (as defined in his employment agreement), then he will be entitled to receive his continuing base salary and benefits allowance through the end of the period equal to the shorter of (A) six months following the date of termination, or (B) the balance of the Initial Term or a Renewal Term, whichever is applicable. Mr. Brubaker's prior employment agreement required him to devote his full business time to the Company and its affiliates and provided for a minimum annual salary of $135,000. As of September 1, 1994, Mr. Brubaker's annual salary was increased to $150,000. Additionally, Mr. Brubaker was entitled to participate in all pension, profit sharing, retirement, health insurance and other employee benefit programs available to other executive management employees of the Company.

    PROFIT SHARING PLAN. The Company maintains a defined contribution plan (the "Profit Plan") which satisfies the tax qualification requirements of Section 401(a) and 401(k) of the Internal Revenue Code, as amended (the "Code"). All employees of the Company who have attained the age of 21 and have completed one year of service are eligible to participate in the Profit Plan, which permits participants, at their discretion, to contribute up to 10%, up to a maximum of $9,240, of their compensation for the taxable year beginning January 1, 1995 (or such larger amount as may be permitted by the Internal Revenue Service in any subsequent year). The Company may make additional contributions to the Profit Plan on behalf of its eligible employees equal to 25% of each employee's contributions up to a maximum of $1,000 per year per employee. Additional contributions to protect the tax-qualified status of the Profit Plan may also be made by the Company. In addition, employees may make voluntary after-tax contributions to the Profit Plan, up to 10% of their aggregate annual compensation while an employee of the Company.

    For fiscal year 1995, the Company contributed $1,000 to the Profit Plan on behalf of each of Mr. Schechter, Mr. Brubaker and Mr. Raabe (and a total of $3,694 on behalf of all executive officers as a group) and $52,174 on behalf all other employees as a group. For fiscal year 1994, the Company contributed $1,000 to the Profit Plan on behalf of each of Mr. Schechter and Mr. Brubaker (and a total of $3,325 on behalf of all executives officers as a group) and $37,259 on behalf of all other employees as a group. For fiscal year 1993, the Company contributed $1,000 to the Profit Plan on behalf of Mr. Schechter and $244 on behalf of Mr. Brubaker (and a total of $3,244 on behalf of all executive officers as a group) and $34,199 on behalf of all other employees as a group.

    STOCK OPTION PLANS. The Board adopted the 1986 Non-Qualified Stock Option Plan (the "1986 Stock Option Plan") in November 1986. Key employees of the Company and its wholly-owned subsidiaries, as well as directors of the Company, are eligible to participate in the 1986 Stock Option

Plan, pursuant to which options may be granted to purchase shares of the Company's Common Stock. An aggregate of 50,000 shares of the Company's Common Stock have been authorized for issuance under the 1986 Stock Option Plan.

    At December 11, 1995, options to purchase 30,000 shares of Common Stock, exercisable at $16.00 per share were outstanding under the 1986 Stock Option Plan, all of which are held by a former officer of the Company. No options are held by any current officer, director or employee of the Company. No options have been exercised under the 1986 Stock Option Plan.

    The Board adopted the 1992 Employee Incentive and Non-Qualified Stock Option Plan (the "1992 Plan") effective April 1, 1992. Officers, directors and employees of the Company are eligible to participate in the 1992 Plan. An aggregate of 187,500 shares of the Company's Common Stock have been authorized for issuance under the 1992 Plan. The 1992 Plan was approved by the Company's stockholders on January 7, 1993.

    At December 11, 1995, options to purchase 182,500 shares of Common Stock exercisable at prices ranging from $3.00 to $6.75 per share were outstanding under the 1992 Plan, all of which are held by certain employees and officers of the Company.

    The Board adopted the 1993 Non-Employee Director Stock Option Program (the "1993 Program") effective September 1, 1993. Non-Employee Directors of the Company are eligible to participate in the 1993 Program. An aggregate of 40,000 shares of the Company's Common Stock have been authorized for issuance under the 1993 Program. The 1993 Program was approved by the Company's stockholders on January 18, 1994.

    At December 11, 1995, options to purchase 9,000 shares of Common Stock exercisable at prices ranging from $2.50 to $6.13 per share were outstanding under the 1993 Program, all of which are held by Messrs. Haines and Phelan. No other Non-Employee Director of the Company participates in the 1993 Program.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is charged with making recommendations regarding the compensation of senior management personnel and granting stock options pursuant to the Company's stock option plans.

    The base salary of Mr. Alfred Schechter, the Company's Chairman, President and Chief Executive Officer, is paid subject to the terms of his employment agreement which was entered into as of September 1, 1991 (see "Employment Agreements" above). The amount of such base salary was subjectively determined, and was not based on specific factors and criteria, but was intended to compensate Mr. Schechter fairly for his ongoing leadership skills and management responsibilities. Although his contract provides for a discretionary bonus, no such bonus was awarded by the Board for fiscal 1995. Effective September 1, 1995, the Compensation Committee determined to increase Mr. Schechter's annual salary by $15,000 to $150,000. The Committee determined to increase Mr.
Schechter's salary in order to compensate him fairly for his continued leadership skills and management responsibilities as well as in recognition of his pivotal role in the Company's continued improvement of corporate performance during fiscal 1995.

    The compensation of the other executive officers consists of a combination of cash salary and stock options. Individual compensation is subjectively determined on the basis of various considerations, including assessment of Company performance, individual performance, position, tenure and recommendations received from the Company's Chief Executive Officer. For fiscal year 1995, the Compensation Committee considered the Company's overall improvement in its business and corporate performance in determining executive compensation. No cash bonuses were paid to executive officers in fiscal year 1995.

    For the fiscal year ending August 31, 1996, the Compensation Committee instituted an incentive bonus plan for certain of the Company's executive officers, including the Chief Executive Officer, which provides for the payment of a cash bonus for each of the eligible officers equal to (i) 5% of his annual salary if net profit of the Company equals or exceeds $1,783,000, (ii) 10% of his annual salary if net profit of the Company equals or exceeds $2,000,000 and
(iii) 20% of his annual salary if net profit of the Company equals or exceeds $2,600,000. The Compensation Committee instituted this incentive plan in order to provide additional compensation to the eligible officers in the event the Company achieves the net profit levels set forth above.

    The Company's stock option plans are designed to align the interest of the executives and other employees, as well as consultants and advisors of the Company, with those of the Company's stockholders. Options are granted with exercise prices equal to the market price on the grant date and, are generally not exercisable until one year after the grant date and terminate a short time after an executive leaves the Company. During the 1995 fiscal year, the Company granted options to purchase 12,000, 12,000 and 5,000 shares of the Company's Common Stock to Alfred Schechter, Dale A. Brubaker and James A. Raabe,
respectively. Such options have an exercise price of $5.38 and became exercisable on November 1, 1995. The number of shares in respect of which options are granted is subjective and is based on recommendations received from the Company's Chief Executive Officer.

                                         Compensation Committee
                                          of the Board of Directors

                                          JEROME L. KATZ
                                          RUSSELL R. HAINES
                                          AJIT G. HUTHEESING

    THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES SUCH INFORMATION BY REFERENCE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Alfred Schechter, the Chairman of the Board, Chief Executive Officer and President of the Company, was a member of the board of directors and compensation committee of Paco Pharmaceutical Services, Inc. until April 1995. Russell R. Haines, who is a director of the Company and a member of the Compensation Committee, was the Chairman of the Board and Chief Executive Officer of Paco Pharmaceutical Services, Inc. until April 1995.

    Mr. Schechter and Jerome L. Katz, who is a director of the Company and a member of the Compensation Committee, are also directors of Charterhouse. For a further discussion with respect to the Company's relationship with Charterhouse see "Certain Relationships and Related Transactions" set forth above.

                       PERFORMANCE MEASUREMENT COMPARISON

    The following graph sets forth as of August 31, 1995, the cumulative total stockholder return on the Company's Common Stock compared with the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and a peer group common stock index comprised of those public companies whose business activities fall within the same Standard Industrial Classification Code as the Company. The total return assumes a $100 investment on February 12, 1992 (the day after the merger between Cryenco Holdings, Inc., which had simultaneously acquired Cryenco, Inc., and Gulf and Mississippi Corporation), adjusted for the Company's one-for-two reverse stock split effective August 13, 1992, and reinvestment of dividends, if any, in the Company's Common Stock and in each index. Prior to February 12, 1992, the Company's Common Stock had been traded on the NASDAQ System and such data is not comparable to periods after February 12, 1992. Additionally, during the period from February 12, 1992 through August 13, 1992, only a limited public market existed for the Company's Common Stock and the trading volume in such stock was sporadic.

                  COMPARISON OF CUMULATIVE TOTAL RETURN OF THE
                      COMPANY'S COMMON STOCK, NASDAQ STOCK
                       MARKET (U.S. COMPANIES) INDEX AND
                         PEER GROUP COMMON STOCK INDEX

             [The Performance Graph is being filed in tabular form
                  pursuant to Item 304(d) of Regulation S-T.]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                              08/31/90   08/31/91   02/12/92   08/31/92   08/31/93   08/31/94   08/31/95
Cryenco Sciences, Inc.                            23.44      23.44        100     156.25     193.75     106.25     106.25
Market Index -
Nasdaq Stock Market (US Companies)                56.88      80.71        100      87.54     115.48     120.23     161.55
Peer Index -
NASDAQ Stocks (SIC 3400-3499 US + Foreign)        78.35      93.50        100      90.99     122.73     112.81     144.76

    THE FOREGOING GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES SUCH INFORMATION BY REFERENCE.

                            ------------------------

                    PROPOSAL 2 -- ADOPTION OF 1995 INCENTIVE
                      AND NON-QUALIFIED STOCK OPTION PLAN

    1995 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN. The Company has granted options for all shares available under the 1992 Employee Incentive and Non-Qualified Stock Option Plan. Accordingly, in order to provide the Company the ability to issue additional options, the Board adopted the 1995 Incentive and Non-Qualified Stock Option Plan (the "1995 Plan") effective November 16, 1995, subject to approval by the Company's stockholders within one year. The 1995 Plan is intended to encourage stock ownership by directors, officers, employees, consultants and advisors of the Company and its subsidiaries and thereby enhance their proprietary interest in the Company.

    A summary of the significant provisions of the 1995 Plan is set forth below. A copy of the full 1995 Plan is annexed as Exhibit A to this Proxy Statement. The following description of the 1995 Plan is qualified in its entirety by reference to the 1995 Plan itself.

    ADMINISTRATION OF THE 1995 PLAN. The 1995 Plan is administered by the Compensation Committee (the "Committee") of at least two members appointed by the Board. In addition to determining who will be granted options, the Committee has the authority and discretion to determine when options will be granted and the number of options to be granted. In making such determination, the Committee will consider those directors (other than members of the Committee), officers, employees, and consultants and advisors who are expected to make significant contributions to the long-term success of the Company. The Committee determines which options are intended to qualify for special treatment under the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), or to be issued as options which are not intended to so qualify ("Non-Qualified Stock Options").

    The Board may from time to time amend or terminate the 1995 Plan in any respect, except that no such action may, without approval by a majority of the Company's stockholders, (i) alter the persons eligible to participate in the 1995 Plan, (ii) materially increase the benefits provided under the 1995 Plan,
(iii) increase the maximum number of shares of stock available under the 1995 Plan or (iv) extend the period during which options may be granted under the 1995 Plan beyond the expiration of ten years from the effective date of the 1995 Plan. No amendment or termination may retroactively impair the rights of any person with respect to an option.

    Unless the 1995 Plan is terminated earlier by the Board, options may be granted within the ten year period from November 16, 1995 until November 15, 2005.

    SHARES SUBJECT TO THE 1995 PLAN AND PARTICIPATION. Under the 1995 Plan, the Company reserved an aggregate of 300,000 shares of the Company's Common Stock for issuance pursuant to the exercise of stock options which may be granted to employees, officers and directors (except for members of the Committee) of the Company as well as to consultants and advisors of the Company. Only employees, officers and directors may receive Incentive Stock Options.

    In the event of a merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution, to the extent permitted by the Company, an appropriate and proportionate adjustment shall be made in (i) the maximum number of shares available (ii) the number and kind of shares subject to outstanding options, if any, and (iii) the price of each share.

    Additionally, the Board, in its sole discretion, may provide that, with an employee's or director's consent, upon the occurrence of certain events, including a change in control of the Company, any outstanding options not theretofore exercisable, shall immediately become exercisable in their entirety and that such options may be purchased by the Company for cash at a price to be determined by the Board. An option may not be transferred other than by will or by laws of descent and distribution, and during the lifetime of the option holder may be exercised only by such holder. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for purposes of the 1995 Plan.

    OPTION PRICE. The exercise price of Non-Qualified Stock Options and Incentive Stock Options may not be less than the greater of (i) 100% of the fair market value of the shares of Common Stock of the Company on the date of grant or (ii) the par value per share of the Company's Common Stock. Any Incentive Stock Option granted to a person owning more than 10% of the Company's outstanding Common Stock must have an exercise price of at least 110% of fair market value on the date of grant. The maximum aggregate fair market value (determined as of the date of grant) of the shares to which Incentive Stock Options held by an individual become exercisable for the first time during any calendar year may not exceed $100,000. Options granted under the 1995 Plan have a maximum term of 10 years.

    TERMS OF OPTIONS. The Committee has the discretion to fix the term of each option granted under the 1995 Plan, except that the maximum length of the term of each option is 10 years, subject to earlier termination as provided in the 1995 Plan (five years in the case of Incentive Stock Options granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock).

    FEDERAL INCOME TAX CONSEQUENCES OF NON-QUALIFIED OPTIONS. An option holder who is granted a Non-Qualified Stock Option under the 1995 Plan will not realize any income for Federal income tax purposes on the grant of an option. An option holder will realize ordinary income for Federal income tax purposes on the exercise of an option, provided the shares are not then subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code ("Risk of Forfeiture"), in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price thereof. If the shares are subject to a Risk of Forfeiture on the date of exercise, the option holder will realize ordinary income for the year in which the shares cease to be subject to a Risk of Forfeiture in an amount equal to the excess, if any, of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price, unless the option holder shall have made timely election under Section 83 of the Code to include in his income for the year of exercise an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The amount realized for tax purposes by an option holder by reason of the exercise of a Non-Qualified Stock Option granted under the 1995 Plan is subject to withholding by the Company and the Company is entitled to a deduction in an amount equal to the income so realized by an option holder provided all necessary withholding requirements under the Code are met.

    Provided that an option holder satisfies certain holding period requirements provided by the Code, an option holder will realize long-term capital gain or loss, as the case may be, if the shares issued upon exercise of a Non-Qualified Stock Option are disposed of more than one year after (i) the shares are transferred to the option holder or (ii) if the shares were subject to a Risk of Forfeiture on the date of exercise and a valid election under Section 83 of the Code shall not have been made, the date as of which the shares cease to be subject to a Risk of Forfeiture. The amount recognized upon such disposition will be the difference between the option holder's basis in such shares and the amount realized upon such disposition. Generally, an option holder's basis in the shares will be equal to the exercise price plus the amount of income recognized upon exercise of the option.

    FEDERAL INCOME TAX CONSEQUENCES OF INCENTIVE STOCK OPTIONS. An Incentive Stock Option holder who meets the eligibility requirements of Section 422 of the Code will not realize income for Federal income tax purposes, and the Company will not be entitled to a deduction, on either the grant or the exercise of an Incentive Stock Option. If the Incentive Stock Option holder does not dispose of the shares acquired within two years after the date the Incentive Stock Option was granted to him or within one year after the transfer of the shares to him, (i) any proceeds realized on a sale of such shares in excess of the option price will be treated as long-term capital gain and (ii) the Company will not be entitled to any deduction for Federal income tax purposes with respect to such shares.

    If an Incentive Stock Option holder disposes of shares during the two-year or one-year periods referred to above (a "Disqualifying Disposition"), the Incentive Stock Option holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the Incentive Stock Option holder will realize ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made, in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

    An Incentive Stock Option holder generally will recognize long-term capital gains or loss, as the case may be, if the Disqualifying Disposition is made more than one year after the shares are transferred to the Incentive Stock Option holder. The amount of any such gain or loss will be equal to the difference between the amount realized on the Disqualifying Disposition and the sum of (x) the exercise price and (y) the ordinary income realized by the Incentive Stock Option holder as the result of the Disqualifying Disposition.

    The Company will be allowed in the taxable year of a Disqualifying Disposition a deduction in the same amount as the ordinary income recognized by the Incentive Stock Option holder provided all necessary withholding requirements are met.

    Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss (if sustained) would be recognized to the Incentive Stock Option holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the exercise price. Generally, a loss may be recognized if the transaction is not a "wash" sale, a gift or a sale between certain persons or entities classified under the Code as "related persons."

    ALTERNATIVE MINIMUM TAX. For purposes of computing the alternative minimum tax with respect to shares acquired pursuant to the exercise of Incentive Stock Options, the difference between the fair market value of the shares on the date of exercise over the exercise price will be an item of tax preference in the year of exercise if the shares are not subject to a Risk of Forfeiture; if the shares are subject to a Risk of Forfeiture, the amount of the tax preference taken into account in the year the Risk of Forfeiture ceases will be the excess of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the exercise price, increased by the amount of the tax preference taken into account in computing the alternative minimum taxable income. The rate of tax applied in general to alternative minimum taxable income ranges from 26% to 28%.

    DEDUCTIONS FOR FEDERAL INCOME TAX PURPOSES. Pursuant to the Omnibus Budget Reconciliation Act of 1993, for fiscal years beginning after January 1, 1994, the Company will not be able to deduct compensation to certain employees to the extent compensation exceeds one million dollars per tax year. Covered employees include the chief executive officer and the four other highest paid senior executive officers of the Company for the tax year. Certain performance-based compensation, including stock options, is exempt provided that the stock options are granted by a compensation committee of the Board which is comprised solely of two or more outside directors and the plan under which the options are granted is approved by stockholders. The Company believes that compensation related to options granted under the 1995 Plan will qualify for the exemption. Currently the Company does not have any employees earning in excess of $1,000,000.

REQUIRED VOTE

    The affirmative vote of holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting is required to approve the 1995 Plan pursuant to the following resolution:

           "RESOLVED, that the Company's 1995 Incentive and Non-Qualified Stock Option Plan be approved in the form annexed as Exhibit A to the Company's Proxy Statement dated December 18, 1995."

                            ------------------------

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE 1995 PLAN.

                            ------------------------

       PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    It is proposed that the stockholders ratify the appointment by the Board of Ernst & Young LLP as independent auditors for the Company for the 1996 fiscal year. The Company expects representatives of Ernst & Young LLP either to be available by telephone or to be present at the Annual Meeting at which time they will respond to appropriate questions submitted by stockholders and may make such statements as they may desire.

    Approval by the stockholders of the appointment of independent auditors is not required but the Board deems it desirable to submit this matter to the stockholders. If a majority of stockholders voting at the meeting should not approve the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board.

                            ------------------------

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                            ------------------------

                               VOTING PROCEDURES

    Pursuant to Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director and boxes are provided on the proxy card for stockholders to mark if they wish to abstain on Proposals 2 and 3. Votes withheld in connection with the election of one or more directors or Proposals 2 and 3 will not be counted in determining the votes cast and will have no effect on the vote.

    Under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Under the Delaware General Corporation Law, a broker non-vote will have no effect on the outcome of the election of directors or upon Proposal 2 or 3.

                            ------------------------

                                    GENERAL

    As of the date of this Proxy Statement, the Board does not intend to present any other matters for action. However, if any other matters are properly brought before the meeting it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

    Stockholder proposals in respect of matters to be acted upon at the Company's next Annual Meeting of Stockholders should be received by the Company on or before August 22, 1996 in order that they may be considered for inclusion in the Company's proxy materials.

OTHER MATTERS

    THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1995, INCLUDING
FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON DECEMBER 11, 1995, AND EACH BENEFICIAL OWNER OF STOCK ON THAT DATE UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 3811 JOLIET STREET, DENVER, COLORADO 80239, ATTENTION: JAMES A. RAABE, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP.

    It is important that the accompanying proxy card be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are earnestly requested to mark, date, sign and return your proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

                      MANNER AND EXPENSES OF SOLICITATION

    The solicitation of proxies in the accompanying form is made by the Board and all costs thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. The Company may retain the services of a professional proxy solicitation firm if it deems it to be necessary. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be required by the Company to forward proxy material to their principals and will be reimbursed for their reasonable out of pocket expenses in such connection.

                                           By Order of the Board of Directors,

                                                          [SIG]

                                                      JAMES A. RAABE
                                                        SECRETARY

Denver, Colorado
December 18, 1995

                                                                       EXHIBIT A

                             CRYENCO SCIENCES, INC.

                                      1995

                                   INCENTIVE

                                      AND

                        NON-QUALIFIED STOCK OPTION PLAN

    Section 1.  PURPOSE.

    The purpose of the Incentive and Non-Qualified Stock Option Plan (the "Plan") of Cryenco Sciences, Inc. (the "Company") is to encourage stock ownership by directors, officers, employees, and consultants and advisors of the Company and its subsidiaries by issuing options to purchase shares of the Company's stock ("Options," and individually an "Option"), enabling such directors, officers, employees, and consultants and advisors to acquire or increase their proprietary interest in the Company and thereby encouraging them to continue to provide their services to the Company and its subsidiaries and generally, to promote the interests of the Company and all of its stockholders. The Options issued pursuant to the Plan are intended to constitute either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options, at the discretion of the Committee (as defined in Section 2) at the time of grant. The type of Options granted will be specified in the letter of grant to the director, officer or employee who is granted the Options (the "Optionee"). The terms of this Plan shall be incorporated in the grant letter.

    Section 2.  ADMINISTRATION.

    (a) The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Board") or such other committee as appointed by the Board (the "Committee"). The Committee shall have at least two members and each member shall be (i) a member of the Board, (ii) a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or successor rule or regulation and (iii) an "outside director" within the meaning of Section 162(m) of the Code.

    (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

    (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

    (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among employees or directors, whether or not such individuals are similarly situated.

    (e) The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

    (f) Notwithstanding anything else herein to the contrary, the Committee shall not be required to direct the Company to grant any Options under this Plan.

    Section 3.  ELIGIBILITY.

    Directors (except members of the Committee), officers and employees of the Company or its subsidiaries who are expected to make significant contributions to the long-term success of the Company are eligible to receive incentive stock options or non-qualified stock options under the Plan, as the Committee may select from time to time. Consultants and advisors of the Company or its subsidiaries are eligible to receive non-qualified stock options under the Plan, as the Committee may select from time to time. A director, officer, employee, consultant or advisor who is granted an Option is an Optionee (which term also includes the Optionee's Beneficiary under Section 14 hereof). An Optionee may be granted more than one Option.

    Directors who are not also employees of the Company or its subsidiaries shall not be eligible to receive Options in the form of incentive stock options. For purposes of determining employees eligible to receive incentive stock options, the term subsidiary includes only an entity that qualifies as a "subsidiary corporation" of the Company under Section 424(f) of the Code.

    Section 4.  STOCK.

    The aggregate number of shares of the Company's common stock ("Shares" or "Stock") which may be awarded under the Plan or subject to purchase by exercising Options is 300,000 shares. Such shares shall be made available either from authorized and unissued shares or shares held by the Company in its treasury. If, for any reason, any shares of Stock subject to purchase or payment by exercising an Option under the Plan are not delivered or are reacquired by the Company, for reasons including, but not limited to, termination of employment, termination of director status, termination of consultant or advisor status or expiration or a cancellation with the consent of an employee, director, consultant or advisor of an Option, such shares of Stock shall again become available for award under the Plan. Further, the foregoing aggregate number of shares shall be subject to a corresponding increase or decrease or change in the event of an adjustment in the number or kind of shares subject to Options pursuant to Section 5(h) hereto.

    Section 5.  TERMS AND CONDITIONS OF OPTIONS.

    Each Option granted pursuant to the Plan will be authorized by the Committee and will be evidenced by an agreement (the "Option Notice" or "Option Agreement") in such form as the Committee may from time to time determine. Each Option Notice will include the information required in subparagraphs (a), (b) and (c) of this Section 5 and will be in conformity with and will incorporate by reference all other terms and conditions of the Plan, including the following terms and conditions:

    (a)  Number of Shares.

           The number of Shares subject to the Option, which may include fractional shares, will be stated in the Option Notice.

    (b)  Option Price.

           The price per Share payable on the exercise of the Option will be stated in the Option Notice and will be at a price, not less than the greater of (i) 100 percent of the fair market value per share of the outstanding shares of Stock of the Company on the date the Option is granted or (ii) the par value per share of the Stock. Unless the Stock is quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System or listed on a recognized securities exchange, the fair market value shall be determined, in good faith, by the Committee for all purposes under the Plan. If the Company's Stock is either quoted on NASDAQ or listed on a recognized securities exchange, the fair market value for all purposes under the Plan shall be the representative closing price of the Stock as obtained from NASDAQ or such recognized securities exchange on the date of the grant (or other relevant date) of the Option, or if there is no such quotation on the date of the grant (or other relevant date) of the Option on the most recent date on which selling prices were reported.

    (c)  Form of Option.

           The Option Notice will state whether the Option granted is an incentive stock option or a non-qualified stock option, or both, and will constitute a binding determination as to the form of Option granted.

    (d)  Payment.

           The price payable on the exercise of the Option in whole or in part will be equal to the Option price multiplied by the number of Shares as to which the Option is exercised, and shall be paid in full upon exercise of any Option, either in cash or by delivering to the Company shares of Stock having a fair market value equal to the aggregate exercise price of the Stock being purchased on exercise of the Options, or by a combination of such cash and shares. The Committee may, in its discretion, arrange procedures for the payment of the exercise price with one or more stock brokerage firms for the purpose of allowing the Optionee to make a "cashless exercise" of his or her Option.

    (e)  Notwithstanding any other provision of this Plan:

        (i) No Option shall be granted under this Plan after ten years after the adoption date.

        (ii) No Option granted under this Plan shall be exercisable later than ten years from the date of grant.

       (iii) No Option granted to any Optionee shall be treated as an incentive stock option, to the extent such Option would cause the aggregate fair market value (determined as of the date of grant of each such Option) of the Shares with respect to which incentive stock options are exercisable by such Optionee for the first time during any calendar year to exceed $100,000. For purposes of determining whether an incentive stock option would cause the aggregate fair market value of the Shares to exceed the $100,000 limitation, such incentive stock options shall be taken into account in the order granted. For purposes of this subsection, incentive stock options include all incentive stock options under all plans of the Company that are incentive stock option plans within the meaning of Section 422 of the Code.

       (iv) Options granted pursuant to this Plan may be exercised in any order elected by the Optionee whether or not the Optionee holds any unexercised Options under this Plan or any other Plan of the Company.

        (v) Notwithstanding any provision herein to the contrary, no incentive stock option shall be granted under this Plan to any person who, at the time of the grant of such Option, owns stock possessing more than 10 percent of the total combined voting power of all classes of the Company's Stock, unless the Option price at the time the Option is granted is at least 110 percent of the fair market value of the Stock, and subject to the condition that the Option expires no more than five years from the option grant date.

    (f)  Term and Exercise of Options.

        (i) Subject to the provisions of Section 5(e)(i), (ii) and (v) hereof, Options granted hereunder may be exercisable in whole or in part at such time or times and under such terms and conditions as the Committee shall designate when granting such Options. The Committee may provide that an Option that is not otherwise exercisable becomes exercisable upon the death, disability or discharge without cause of an employee or director.

        (ii) Options granted hereunder may be exercised for fractional Shares.

       (iii) Unless sooner terminated as provided in this Plan, each Option shall expire no later than ten years from the date of grant and shall be void and unexercisable thereafter. An Option may be exercised only by the Optionee during his or her lifetime and may not be exercised by any other person except as provided in Section 5(g) hereof.

    (g)  Termination of Options.

        (i) Except as provided herein, Options granted to directors, officers and employees shall terminate when the Option holder ceases to be employed by or a director of the Company or its subsidiaries.

        (ii) Upon the death of an Optionee while in the employ of the Company or its subsidiaries, while a director of the Company or its subsidiaries, or upon death of a consultant or advisor to the Company or its subsidiaries, Options held by such Optionee which are exercisable on the date of his or her death shall be exercisable by his or her Beneficiary for a period of one year (or such other period as determined by the Committee and specified in the Option Agreement) from the date of such Optionee's death.

       (iii) Upon termination of an Optionee's employment with the Company or its subsidiaries or if the Optionee is a director, upon termination of the Optionee's term of office, for any reason other than "Cause" as defined in Section 5(g)(iv), Options exercisable by such Optionee on the date of termination shall be exercisable by the Optionee (or in the case of the Optionee's death subsequent to termination, by the Optionee's Beneficiary) for a period of one year (or such other period as determined by the Committee and specified in the Option Agreement) from the date of such Optionee's termination of employment.

       (iv) Upon the termination of an Optionee's employment (or if the Optionee is a director, upon termination of the Optionee's term of office, for "Cause," as defined in this Section 5(g)(iv) all Options held by such Optionee shall terminate concurrently with receipt by the Optionee of oral or written notice that his or her employment (or membership on the Board) has been terminated. For the purposes of this Plan, termination for "Cause" shall include termination by reason of being convicted for any felony or committing willful and gross negligence or willful and gross misconduct in carrying out duties properly assigned to an Optionee by the Company.

        (v) Options may be terminated at any time by agreement between the Company and the Optionee.

    (h)  Recapitalization.

        (i) Subject to Section 5(h)(ii), if the outstanding shares of Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, then, to the extent permitted by the Company, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares provided in
            Section 4, (ii) the number and kind of shares or other securities subject to the outstanding Options, if any, and (iii) the price for each share or other unit of any other securities subject to outstanding Options without change in the aggregate purchase price or value as to which such Options remain exercisable or subject to restrictions. Any adjustment under this Section 5(h) shall be made by the Company, whose determination as to what adjustments shall be made and the extent thereof will be final, binding and conclusive.

        (ii) Notwithstanding anything else herein to the contrary, the Board, in its sole discretion at the time of grant of an Option or otherwise may, in an Option Agreement or otherwise, provide that, with an employee's or director's consent, upon the occurrence of certain events, including a change in control of the Company (as determined by the Board) any outstanding Options not theretofore exercisable, shall immediately become exercisable in their entirety and that any such Option may be purchased by the Company for cash at a price to be determined by the Board.

    (i)  Rights as a Stockholder.

           The Optionee will have no rights as a stockholder of the Company with respect to any Shares subject to an Option until such Option has been exercised and a certificate with respect to the Shares purchased upon exercise has been issued to him or her. Except as determined by the Company pursuant to Section 5(h), no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date the Shares so purchased have been issued.

    (j)  Modification, Extension and Renewal of Option.

           Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew an Option, or accept the surrender of an Option (to the extent not theretofore exercised), provided that no such action which adversely affects the Optionee shall be made without the consent of the Optionee.

    (k)  Purchase for Investment.

           Each Option Agreement shall provide that unless at the time of exercise of the Option there shall be, in the opinion of counsel for the Company, a valid and effective registration statement under the Securities Act of 1933, as amended ("the '33 Act"), and appropriate qualification and registration under applicable state securities laws relating to the Stock being acquired pursuant to the Option, the Optionee shall upon exercise of the Option give a representation that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares. In the absence of such registration statement, the Optionee shall be required to execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent and to further agree that he or she will not sell or transfer any Stock acquired pursuant to the Option until he or she requests and receives an opinion of the Company's counsel to the effect that such proposed sale or transfer will not result in a violation of the '33 Act, or a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or he or she obtains a no-action letter from the Securities and Exchange Commission with respect to the proposed transfer.

    (l)  No Rights to Employment or Continuing Relationship.

           Officers, employees or directors granted Options under this Plan shall not have any right to continue in the employment of the Company or its subsidiaries or as a member of the Board by nature of the existence of such Options. An Optionee whose employment or membership on the Board is terminated shall have no rights against the Company by reason of the termination of such Option whether the termination of the employment be with or without Cause, as defined in Section 5(g)(iv). Consultants or advisors granted Options under this Plan shall not have any right to continue in their relationship with the Company or its subsidiaries by nature of the existence of such Options.

    (m)  Other Provisions.

           The Option Notice may contain such other provisions as the Committee in its sole discretion deems advisable and which are not inconsistent with the provisions of this Plan, including, without limitation, restrictions upon the exercise of the Option.

    Section 6.  TERM OF PLAN.

    Options may be granted from time to time within a period of ten years from the date the Plan is effective as described in Section 10 hereof.

    Section 7.  AMENDMENT OF THE PLAN.

    Insofar as permitted by law and the Plan, the Board may from time to time amend or terminate the Plan in any respect whatsoever with respect to any Shares at the time not subject to an Option; PROVIDED, HOWEVER, that no such action shall, without approval by a majority of the Company's stockholders, (i) alter the group of persons eligible to participate in the Plan, (ii) materially increase the benefits provided under the Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the Exchange Act or successor rule or regulation, (iii) increase the maximum number of shares of Stock which are available for awards under the Plan or (iv) extend the period during which Options may be granted under the Plan beyond the expiration of ten years from the effective date of the Plan. No amendment or termination shall retroactively impair the rights of any person with respect to an Option.

    Section 8.  APPLICATION OF FUNDS.

    The proceeds received by the Company from the sale of Shares pursuant to the exercise of Options will be used for general corporate purposes.

    Section 9.  NO OBLIGATION TO EXERCISE OPTION.

    The granting of an Option will impose no obligation upon the Optionee to exercise such Option.

    Section 10.  EFFECTIVE DATE AND APPROVAL OF STOCKHOLDERS.

    The effective date of this Plan is November 16, 1995, subject to the approval by a majority of the Company's stockholders within one year of such effective date. Notwithstanding anything in the Plan to the contrary, if the Plan shall have been approved by the Board prior to such stockholder approval, Options may be granted by the Committee as provided herein subject to such subsequent stockholder approval.

    Section 11.  WITHHOLDING TAXES.

    The Company may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the issuance of Stock. Such steps include, but are not limited to, the withholding of all or any portion of any payment, or the withholding of the issuance of shares of Stock to be issued upon the exercise of any Option, until the Optionee reimburses the Company for the amount required to be withheld, or cancelling any portion of such payment or issuance in an amount sufficient to reimburse itself for the amount required to be withheld.

    Section 12.  CERTIFICATES FOR SHARES OF STOCK.

    (a) Each Optionee entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name designated by the Optionee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

    (b) Shares of Stock shall be made available under the Plan either from authorized and unissued shares, or shares held by the Company in its treasury. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any recognized securities exchange on which the Stock may then be listed, (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body, which the Committee shall, in its sole discretion, determine to be necessary or advisable and (iii) the recipient's execution of a stockholders agreement providing such terms and conditions as the Committee may determine in its sole discretion.

    (c) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 12(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the '33 Act, or if, and so long as, the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

    Section 13.  LOANS.

    (a) The Committee may provide for loans to the Optionee at such time and in such manner as the Committee may determine in connection with the exercise of an Option.

    (b) Any such loan shall be evidenced by a written loan agreement or other instrument in such form and shall contain such terms and conditions, including without limitation, provisions for interest, payment schedules, collateral, forgiveness, events of default or acceleration of such loans or parts thereof, as the Committee shall specify; PROVIDED, HOWEVER, that in the case of an incentive stock option, the interest rate set by the Committee under such an arrangement shall be no lower than that required to avoid the imputation of unstated interest under the Code and the Committee shall specify no such term or condition that would result in such Option failing to qualify as an incentive stock option.

    Section 14.  BENEFICIARY.

    (a) Each Optionee shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Option, if any, awarded under the Plan upon his or her death. An Optionee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; PROVIDED, HOWEVER, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Optionee's death, and in no event shall it be effective as of a date prior to such receipt.

    (b) If no such Beneficiary designation is in effect at the time of an Optionee's death, or if no designated Beneficiary survives the Optionee or if such designation conflicts with law, the Optionee's estate shall be entitled to receive the Option, if any, awarded under the Plan upon his or her death. If the Company is in doubt as to the right of any person to receive such Option, the Company may retain such Option, without liability for any income thereon, until the Company determines the rights thereto, or the Company may transfer such Option into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

    Section 15.  COMPLIANCE WITH RULE 16B-3.

    (a) Unless an Optionee could otherwise transfer shares issued upon exercise of an Option without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of an Option grant to the date of disposition of the shares issued upon exercise of the Option.

    (b) It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with any grant of Options or other payment to a person who is subject to Section 16 of that Act. Accordingly, if any provision of this Plan or any agreement relating to an Option does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

    Section 16.  MISCELLANEOUS.

    (a) No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution.

    (b) No employee, director, consultant or advisor shall have any claim to an Option until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

    (c) If the Committee shall find that any person to whom any Option, or portion thereof, is awarded to under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

    (d) The right of any employee, director, consultant, advisor or other person to any Option, or Stock under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Optionee or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Optionee or his or her Beneficiary, then the Committee may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Optionee, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Optionee (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

    (e) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available to all employees and directors (and to any consultant or advisor who is also an Optionee) at all reasonable times at the Company's headquarters.

    (f) The Plan and the grant of Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

    (g) All elections, designations, requests, notices, instructions and other communications from an employee, director, consultant, advisor, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

    (h) The terms of the Plan shall be binding upon the Company and its successors and assigns.

    (i) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

    (j) The Company shall have the right to require an Optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for Stock.

                                                                    APPENDIX
                                                                    --------
                        CRYENCO SCIENCES, INC.

             PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                     ANNUAL MEETING OF STOCKHOLDERS
                          JANUARY 25, 1996

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of CRYENCO SCIENCES, INC. (the "Company") does hereby constitute and appoint ALFRED SCHECHTER and DALE A. BRUBAKER or either of them (each with full power of substitution of another for himself) as attorneys, agents and proxies, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote as instructed below all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, January 25, 1996 at 10:00 a.m. local time at the Harvard Club, 27 West 44th Street, New York, New York 10036, and at any adjournment or adjournments thereof, all as set forth in the Notice of Annual Meeting and Proxy Statement.

(1) Election of a board of eight directors
    / /  FOR all nominees listed (except as      / / WITHHOLD AUTHORITY
         marked to the contrary)                     to vote for nominees listed

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW):
A. Schechter, D.M. Harwell, D.A. Brubaker, J.L. Katz, R.R. Haines, W.P. Phelan, B.J. Ahrens, A.G. Hutheesing

                                                    (Continued on other side)


(2) Adoption of the 1995 Incentive and Non-Qualified Stock Option Plan
          / / FOR    / / AGAINST    / / ABSTAIN
(3) Ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending August 31, 1996
         / /  FOR    / / AGAINST    / / ABSTAIN
(4) In their discretion, the Proxies are authorized to vote upon such other and further business as may properly come before the meeting.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR ITEMS 2 and 3.


                                         Dated:----------------- , 199--

                                         ----------------------------------

                                         ----------------------------------
                                         IMPORTANT: Please sign exactly as
                                         your name or names appear hereon,
                                         and when signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, give your full title as
                                         such. If signatory is a
                                         corporation, sign the full
                                         corporate name by duly authorized
                                         officer. If shares are held
                                         jointly, each stockholder named
                                         should sign.

NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.